                           SCHEDULE 14A INFORMATION

         PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )


Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:


/ /  Preliminary Proxy Statement                        / / Confidential, for Use of the Commission
                                                            Only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                             TUSCARORA INCORPORATED
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

/ /  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to  which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

/X/ No fee required

                                      LOGO

                                800 FIFTH AVENUE
                        NEW BRIGHTON, PENNSYLVANIA 15066

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                               DECEMBER 18, 1996

To The Shareholders:

     The Annual Meeting of Shareholders of Tuscarora Incorporated (the "Company") will be held at the Pittsburgh Airport Marriott, Parkway West, Coraopolis, Allegheny County, Pennsylvania on Wednesday, December 18, 1996 at 10:30 A.M., Pittsburgh time, for the purpose of considering and acting upon the following:

     (1) The election of three persons to serve as directors for a three-year term expiring at the annual meeting of shareholders in 1999;

     (2) The ratification of the appointment of Ernst & Young LLP as independent public accountants to audit the financial statements of the Company and its subsidiaries for the 1997 fiscal year; and

     (3) Such other business as may properly come before the Annual Meeting or any adjournment thereof.

                                          By Order of the Board of Directors,

                                                  Harold F. Reed, Jr.,
                                                       Secretary

New Brighton, Pennsylvania
November 15, 1996


================================================================================
                             YOUR VOTE IS IMPORTANT

YOU ARE URGED TO DATE, SIGN AND PROMPTLY RETURN THE ACCOMPANYING PROXY SO THAT YOUR SHARES MAY BE VOTED IN ACCORDANCE WITH YOUR WISHES AND IN ORDER THAT THE PRESENCE OF A QUORUM MAY BE ASSURED AT THE ANNUAL MEETING. THE GIVING OF YOUR PROXY DOES NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IN THE EVENT YOU ATTEND THE MEETING. PLEASE INDICATE ON THE PROXY YOU RETURN WHETHER OR NOT YOU WILL ATTEND THE MEETING.
================================================================================

NOVEMBER 15, 1996

                             TUSCARORA INCORPORATED
                                800 FIFTH AVENUE
                        NEW BRIGHTON, PENNSYLVANIA 15066

                                PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS
                               DECEMBER 18, 1996

     This Proxy Statement is furnished to shareholders in connection with the solicitation by the Board of Directors of Tuscarora Incorporated (the "Company") of proxies in the accompanying form for use at the Annual Meeting of Shareholders of the Company to be held on December 18, 1996 and at any adjournment thereof. If a proxy in the accompanying form is duly executed and returned to the Company, the shares represented will be voted at the Meeting and, where a choice is specified, will be voted in accordance with the specification made. Any shareholder who gives a proxy has the power to revoke it at any time before it is exercised by notice to the Secretary. A later-dated proxy will revoke an earlier proxy, and shareholders who attend the Meeting may, if they wish, vote in person even though they have submitted a proxy, in which event the proxy will be deemed to have been revoked.

     The Company's Articles provide that the Company has the authority to issue 20,000,000 shares of Common Stock, without par value (the "Common Stock"), and 1,000,000 shares of Preferred Stock, par value $.01 per share. Only shares of Common Stock have been issued. As of the close of business on October 25, 1996, 6,285,817 shares of Common Stock were issued and outstanding.

     Holders of record of the Common Stock as of the close of business on October 25, 1996 have the right to receive notice of and to vote at the Annual Meeting. These shareholders are entitled to one vote for each share held on all matters to be considered and acted upon at the Meeting. Under the Company's Articles, the shareholders do not have cumulative voting rights in the election of directors.

     The Annual Report to Shareholders for the fiscal year ended August 31, 1996, which includes consolidated financial statements, is enclosed with this Proxy Statement.

                      BENEFICIAL OWNERSHIP OF COMMON STOCK

     Under the proxy rules of the Securities and Exchange Commission (the "SEC"), a person who directly or indirectly has or shares voting power and/or investment power with respect to a security is considered as a beneficial owner of the security. Voting power includes the power to vote or direct the voting of shares, and investment power includes the power to dispose of or direct the disposition of shares. Shares as to which voting power and/or investment power may be acquired within 60 days are also considered as beneficially owned under these proxy rules.

MANAGEMENT

     The following table sets forth information with respect to the beneficial ownership of shares of the Company's Common Stock as of the close of business on October 25, 1996 by (i) each director and nominee, (ii) each person named in the Summary Compensation Table included in this Proxy Statement and (iii) all directors and executive officers of the Company as a group. Unless otherwise indicated in the footnotes to the table, each person named has sole voting power and sole investment power with respect to the shares included in the table.

                                                                  BENEFICIAL OWNERSHIP
                                                                    OF COMMON STOCK
                                                               --------------------------
                                                               NUMBER OF         PERCENT
                NAME                                            SHARES           OF CLASS
        ---------------------                                   ------           --------
        Thomas S. Blair                                          136,238            2.17%
        James H. Brakebill (1)(2)                                 37,866             .60%
        David I. Cohen (3)                                         2,000             .03%
        Abe Farkas (3)(4)(5)                                     283,800            4.51%
        Karen L. Farkas (3)                                       13,000             .21%
        Robert W. Kampmeinert (4)(6)(7)                           13,000             .21%
        Jeffrey L. Leininger                                        none             .00%
        Brian C. Mullins (1)(2)(4)                                48,081             .76%
        David C. O'Leary (1)(2)(3)(6)                            106,649            1.69%
        John P. O'Leary, Jr. (1)(2)(3)(6)(8)(9)                  209,793            3.32%
        Harold F. Reed, Jr. (3)(4)                                55,300             .88%
        James I. Wallover (4)                                    100,000            1.59%
        Thomas P. Woolaway (4)                                   221,779            3.52%
        All directors and executive officers of the Company
          as a group (12 persons) (1)                          1,227,506           19.22%

---------

(1) Includes shares covered by stock options exercisable within 60 days as follows: James H. Brakebill, 29,750 shares; Brian C. Mullins, 30,790 shares; David C. O'Leary, 13,500 shares; and John P. O'Leary, Jr., 27,000 shares. In computing the percentage ownership for each executive officer and all directors and executive officers as a group, the shares covered by the stock options held by each executive officer and the group are deemed outstanding.

(2) Includes shares credited to their accounts under the Company's Common Stock Purchase Plan for Salaried Employees as follows: James H. Brakebill, 1,037 shares; Brian C. Mullins, 691 shares; David C. O'Leary, 564 shares; and John P. O'Leary, Jr., 325 shares.

(3) Includes shares held jointly with their spouses, as to which voting power and investment power are shared, as follows: David I. Cohen, 2,000 shares; Abe Farkas, 105,500 shares; Karen L. Farkas, 500 shares; David C. O'Leary, 23,412 shares; John P. O'Leary, Jr., 10,912 shares and Harold F. Reed, Jr., 9,000 shares.

(4) Includes shares held of record in the names of their wives as follows: Abe Farkas, 60,000 shares; Robert W. Kampmeinert, 1,000 shares; Brian C. Mullins, 5,400 shares; Harold F. Reed, Jr., 1,000 shares; James I. Wallover, 40,000 shares; and Thomas P. Woolaway, 51,426 shares. Beneficial ownership of these shares is disclaimed.

(5) Includes 97,100 shares held by the wife of Abe Farkas as trustee under trusts for children and grandchildren. Beneficial ownership of these shares is disclaimed.

(6) Includes shares held in custodian accounts for children as follows: Robert
    W. Kampmeinert, 2,000 shares; David C. O'Leary, 6,018 shares; and John P. O'Leary, Jr., 8,292 shares. Beneficial ownership of these shares is disclaimed.

(7) Includes 10,000 shares held by Parker/Hunter Incorporated. Beneficial ownership of these shares is disclaimed.

(8) Includes 70,190 shares held by the trust for the individual account defined contribution pension plans of the Company and its subsidiaries. John P. O'Leary, Jr. is a named fiduciary with respect to this trust and has sole power to direct the trustee as to the acquisition and disposition, and the voting, of the Company's Common Stock held by the trust.

(9) Includes 21,300 shares held by a trust created under the Will of a former employee of the Company as to which John P. O'Leary, Jr. shares voting power and investment power as co-trustee with a bank. Beneficial ownership of these shares is disclaimed.

     The information in the table does not include 225,819 shares of the Company's Common Stock held by trusts created under the Will of John P. O'Leary, Sr., co-founder and former Chief Executive Officer of the Company. Mrs. John P. O'Leary, Sr., John P. O'Leary, Jr., David C. O'Leary and Kerry O'Leary Zombeck are co-trustees of these trusts and share voting power and investment power. John P. O'Leary, Jr., David C. O'Leary and Kerry O'Leary Zombeck are the children of Mrs. John P. O'Leary, Sr. The above table also does not include 102,854 shares and 32,089 shares of the Company's Common Stock beneficially owned by Mrs. John P. O'Leary, Sr. and Kerry O'Leary Zombeck, respectively.

OTHER BENEFICIAL OWNERS

     Information with respect to the only person known by the Company to be the beneficial owner of more than 5% of the Company's Common Stock as of the close of business on October 25, 1996 is as follows:

                                                                   BENEFICIAL OWNERSHIP
                                                                      OF COMMON STOCK
                                                                  -----------------------
                                                                  NUMBER OF      PERCENT
          NAME AND ADDRESS                                         SHARES        OF CLASS
        --------------------                                      ---------      --------
        Jack Farkas
        6315 Forbes Avenue
        Pittsburgh, PA 15212                                       324,000         5.15%

     Jack Farkas is the brother and uncle, respectively, of Abe Farkas and Karen
L. Farkas, both of whom are directors of the Company. Jack Farkas has sole voting power and sole investment power with respect to the shares included in the table.

                             ELECTION OF DIRECTORS

     Three directors will be elected at the Annual Meeting to serve until the annual meeting of shareholders in 1999 and until their successors are elected. The Board of Directors has nominated Thomas S. Blair, Jeffrey L. Leininger and Thomas P. Woolaway and recommends a vote for their election. Each of the nominees has consented to be named as a nominee. Thomas S. Blair and Thomas P. Woolaway, are presently directors. Jeffrey L. Leininger has been nominated to succeed James I. Wallover, whose term expires at the Annual Meeting and who has chosen not to stand for re-election. Mr. Wallover has served as a Board member since the Company was formed in 1962.

     Unless authority to so vote is withheld, it is intended that the proxies solicited by the Board of Directors will be voted for the election of the three nominees. In the event that at the date of the Annual Meeting any of the nominees should for any reason not be available for election, the proxies solicited by the Board will be voted for the election of the other nominees and such substitute nominees as shall be designated by the Board.

     The Board of Directors does not have a nominating committee. The Company's Articles provide that nominations for the election of directors at a meeting of shareholders may be made only by the Board, a committee of the Board or a shareholder of record entitled to vote in the election of the directors to be elected; provided, however, that a nomination may only be made by a shareholder of record at a meeting of shareholders if written notice that the nomination is to be made is received by the Secretary of the Company prior to the meeting. In the case of an annual meeting, the written notice must be received 90 days prior to the anniversary date of the immediately preceding annual meeting and must contain certain information with respect to the nominee as set forth in the Articles. Information with respect to the nominating procedure may be obtained by a shareholder from the Secretary of the Company. No written notice that a nomination would be made by a shareholder at the Annual Meeting was received by the Company.

     Information with respect to the nominees and the other directors whose terms of office will continue after the Annual Meeting is set forth in the table below. The nominees and other directors have held the positions shown for more than five years unless otherwise indicated.

                                DIRECTOR                    PRINCIPAL OCCUPATION OR
            NAME                  SINCE                 EMPLOYMENT; DIRECTORSHIPS; AGE
            ----                  -----                 ------------------------------
Nominees for a term expiring in 1999:

Thomas S. Blair                   1962         Chairman of the Board of Blair Strip Steel
                                               Company (manufacturer of cold-rolled strip
                                               steel), New Castle, Pennsylvania; Age 74

Jeffrey L. Leininger               --          Vice Chairman-Specialized Commercial Banking of
                                               Mellon Bank, N.A. (national bank), Pittsburgh,
                                               Pennsylvania, since February 1996; Executive Vice
                                               President, Head of Middle Market Banking of
                                               Mellon from February 1993 to February 1996;
                                               Senior Vice President, Head of Western Region of
                                               Middle Market Banking of Mellon prior to February
                                               1993; Age 50

Thomas P. Woolaway                1962         Retired Chief Operating Officer of the Company;
                                               Vice Chairman of the Board of Directors of the
                                               Company; Age 65


Continuing directors with a term expiring in 1997:

Karen L. Farkas                   1994         President and Treasurer of Heart Smart Foods Ltd.
                                               (wholesaler/retailer of specialty foods),
                                               Alberta, Canada; Tutor and seminar instructor in
                                               corporate finance, investments and individual
                                               finance at Athabasca University, Alberta, Canada;
                                               Age 49

Robert W. Kampmeinert             1994         Chairman, President and Chief Executive Officer
                                               of Parker/Hunter Incorporated (investment banking
                                               firm), Pittsburgh, Pennsylvania; Director of
                                               Tollgrade Communications; Age 53

                                DIRECTOR                    PRINCIPAL OCCUPATION OR
            NAME                  SINCE                 EMPLOYMENT; DIRECTORSHIPS; AGE
            ----                  -----                 ------------------------------
David C. O'Leary                  1985         Vice President, Sales and Manufacturing, of the
                                               Company since April 1994; Vice President-Southern
                                               Division of the Company prior to April 1994; Age
                                               47

Harold F. Reed, Jr.               1969         Senior Partner of Reed, Luce, Tosh, McGregor and
                                               Wolford (law firm), Beaver, Pennsylvania;
                                               Secretary of the Company; Director of First
                                               Western Bancorp; Age 69


Continuing directors with a term expiring in 1998:

David I. Cohen                    1993         Partner of Titus & McConomy (law firm),
                                               Pittsburgh, Pennsylvania, since July 1995;
                                               Partner of Reed Smith Shaw & McClay (law firm),
                                               Pittsburgh, Pennsylvania prior to July 1995; Age
                                               45

Abe Farkas                        1962         Retired; formerly owner of Beaver Super Market,
                                               Beaver, Pennsylvania; Age 80

John P. O'Leary, Jr.              1974         President and Chief Executive Officer of the
                                               Company (also Chairman of the Board of Directors
                                               of the Company); Director of First Western
                                               Bancorp and Matthews International Corporation;
                                               Age 49

     During the 1996 fiscal year, there were seven meetings of the Board of Directors. Average attendance at those meetings was 98.6%.

VOTE REQUIRED

     Only affirmative votes are counted in the election of directors. The three nominees for election as directors at the Annual Meeting who receive the highest number of votes cast for the election of directors by the holders of the Company's Common Stock present in person or voting by proxy, a quorum being present, will be elected as directors.

COMMITTEES OF BOARD OF DIRECTORS

     The Board of Directors has an Executive Committee, Compensation Committee and Audit Committee.

     The members of the Executive Committee are John P. O'Leary, Jr. (Chairman), Thomas S. Blair, David C. O'Leary, Harold F. Reed, Jr. and Thomas P. Woolaway. The Executive Committee may exercise all the power and authority of the Board in the management of the affairs of the Company except for matters expressly reserved by law for Board action. It is intended that the Executive Committee will meet only infrequently as necessary between regular meetings of the Board. The Executive Committee did not meet during the 1996 fiscal year.

     The members of the Compensation Committee are Thomas S. Blair (Chairman), Robert W. Kampmeinert, Harold F. Reed, Jr. and Thomas P. Woolaway. The responsibilities of the Compensation Committee include recommending to the Board the base salary and any bonuses of the Company's executive officers and making other recommendations to the Board with respect to the compensation and benefits of the executive officers. The Compensation Committee makes recommendations to the Board with respect to the grant of stock options under the Company's 1989 Stock Incentive Plan and administers the Company's Common Stock Purchase Plan for Salaried Employees. The Compensation Committee also makes recom-mendations to the Board with respect to director compensation and administers the Company's Deferred Compensation Plan for Non-Employee Directors. During the 1996 fiscal year, there were two meetings of the Compensation Committee.

     The members of the Audit Committee are David I. Cohen (Chairman), Abe Farkas, Karen L. Farkas and James I. Wallover. The responsibilities of the Audit Committee include assuring direct and open lines of communication between the Board of Directors and the Company's accounting personnel and independent public accountants and reviewing the annual financial statements of the Company and its subsidiaries with the management of the Company and the independent public accountants. The Audit Committee verifies the independence of the independent public accountants, recommends to the Board the retention or selection of the independent public accountants, reviews the quality and depth of staffing in the Company's financial and accounting departments and reviews proposed changes in accounting principles as they may materially affect the Company. During the 1996 fiscal year, there were three meetings of the Audit Committee.

COMPENSATION OF DIRECTORS

     Each director who is not an employee of the Company receives an annual retainer of $5,000. Non-employee directors who serve on the Executive Committee also receive an annual fee of $1,500 and non-employee directors who serve as Chairmen of Board Committees also receive an annual fee of $1,000. In addition, non-employee directors receive $1,500 for each Board meeting and $750 for each meeting of the Compensation Committee and Audit Committee they attend. Non-employee directors receive reimbursement for travel expenses to attend Board and Committee meetings. Directors who are employees of the Company do not receive compensation for serving as a director.

     The Company maintains a Deferred Compensation Plan for Non-Employee Directors which permits Directors who are not employees of the Company to defer compensation earned for services as a director until after termination of service. Participants may defer compensation into a bookkeeping account which credits the participant with phantom share units of the Company's Common Stock or into a bookkeeping account to which interest is credited. Payments are made in cash after the participant ceases to be a director of the Company at the election of the participant in a lump sum or in up to ten annual installments.

     The Company also has a retirement plan for directors who are not current or former employees of the Company. Under the plan, retirement benefits are paid to any director whose service as a director has terminated and who is 60 and has completed at least five years of service on the Board at the time of termination of service. The retirement benefit is an amount equal to 50% of the amount paid each year to active non-employee directors as a retainer and for attendance at Board meetings. Payments are made at the same time as payments are made to the active non-employee directors. The benefits commence immediately upon termination of service and terminate upon the earliest to occur of (i) expiration of a period of time equal to the period of time the retired director served, (ii) the death of the retired director or (iii) the tenth anniversary of the date on which service as a director terminated. There are no survivor benefits payable under the plan.

COMPENSATION OF EXECUTIVE OFFICERS

     The following table sets forth information concerning the compensation paid for services rendered in all capacities to the Company and its subsidiaries for the last three fiscal years to those persons who were at August 31, 1996 the Chief Executive Officer of the Company and the Company's other executive officers:

                           SUMMARY COMPENSATION TABLE

                                                                                 LONG-TERM
                                                                                COMPENSATION
                                          ANNUAL COMPENSATION                   ------------
                            ------------------------------------------------      AWARDS
                                                                                -----------
                                                                   OTHER        SECURITIES
                                                                   ANNUAL       UNDERLYING      ALL OTHER
   NAME AND PRINCIPAL       FISCAL      SALARY       BONUS      COMPENSATION      OPTIONS      COMPENSATION
        POSITION             YEAR       ($)(1)       ($)(2)        ($)(3)         (#)(4)          ($)(5)
-------------------------   ------     --------     --------    ------------    -----------    ------------
John P. O'Leary, Jr.         1996      $250,000     $120,000        $ --           10,000         $10,047
  President and              1995       225,000      140,000          --            8,000           9,936
  Chief Executive Officer    1994       205,000       90,000          --            5,000          14,651

Brian C. Mullins             1996       162,500       60,000          --            5,000          10,032
  Vice President and         1995       150,000       70,000          --            4,000           9,853
  Treasurer                  1994       143,500       50,000          --            2,500          11,318

James H. Brakebill           1996       155,000       60,000          --            5,000          10,128
  Vice President,            1995       140,000       70,000          --            4,000          10,010
  Manufacturing              1994       123,000       45,000          --            2,500           9,801

David C. O'Leary             1996       155,000       60,000          --            5,000          10,128
  Vice President, Sales      1995       140,000       70,000          --            4,000          10,043
  and Marketing              1994       123,000       45,000          --            2,500           9,818

---------

(1) Represents base salary and includes the tax deferred contributions made by the Company on behalf of the executive officers under the Company's Section 401(k) Plan.

(2) Cash bonuses are awarded to the executive officers following the end of each fiscal year.

(3) The dollar value of perquisites and other personal benefits is required to be disclosed under this column if the amount for any executive officer equals or exceeds $50,000 or 10% of the total of annual salary and bonus. The dollar value of the perquisites and other personal benefits did not exceed the threshold amount for any of the executive officers named for any of the fiscal years covered in the table.

(4) Represents the number of shares of the Company's Common Stock for which stock options were granted under the Company's 1989 Stock Incentive Plan.

(5) This column includes employer contributions for the accounts of the named executive officers under (i) the Company's individual account defined contribution pension plan for salaried employees, (ii) the Company's
    Section 401(k) Plan and (iii) the Company's Common Stock Purchase Plan for Salaried Employees. For the 1996 fiscal year, the breakdown of the employer contributions among the plans is as follows:

                                                                                         COMMON
                                                                                         STOCK
                                                            PENSION       SECTION       PURCHASE
               NAME                                          PLAN       401(K) PLAN       PLAN
        -------------------                                 -------     -----------     --------
        John P. O'Leary, Jr..............................    $8,250        $1,437         $360
        Brian C. Mullins.................................     8,250         1,542          240
        James H. Brakebill...............................     8,250         1,518          360
        David C. O'Leary.................................     8,250         1,518          360

     Option Grants. The following table sets forth as to the persons named in the Summary Compensation Table additional information with respect to the stock options granted during the 1996 fiscal year, including the potential realizable value from the stock options assuming they are exercised at the end of the option term and assuming 5% and 10% annual rates of stock price appreciation during the option term:

                       OPTION GRANTS IN 1996 FISCAL YEAR

                                                                                        POTENTIAL REALIZABLE
                                                                                                VALUE
                                                                                          AT ASSUMED ANNUAL
                                             INDIVIDUAL GRANTS(1)                               RATES
                           --------------------------------------------------------        OF STOCK PRICE
                            NUMBER OF       % OF TOTAL       EXERCISE                     APPRECIATION FOR
                           SECURITIES     OPTIONS GRANTED      PRICE                       OPTION TERM(2)
                           UNDERLYING     TO EMPLOYEES IN    PER SHARE   EXPIRATION     ---------------------
       NAME                OPTIONS(#)    1996 FISCAL YEAR     ($/SH)        DATE         5%($)        10%($)
-------------------        ----------    ----------------    ---------   ----------     --------     --------
John P. O'Leary, Jr.....      10,000           10.36%          $24.75     10/24/05      $155,651     $394,451
Brian C. Mullins........       5,000            5.18%           24.75     10/24/05        77,826      197,226
James H. Brakebill......       5,000            5.18%           24.75     10/24/05        77,826      197,226
David C. O'Leary........       5,000            5.18%           24.75     10/24/05        77,826      197,226

---------

(1) The stock options for the number of shares shown were granted on October 25, 1995 and became exercisable on April 25, 1996. The exercise price per share was 100% of the fair market value of the Company's Common Stock on the date of grant. Fair market value is the average of the high and low sales prices of the Company's Common Stock on the date of grant on the NASDAQ National Market System as reported in The Wall Street Journal. The exercise price may be paid in cash, in shares of the Common Stock which have been held for at least one year or in any combination of cash and such shares.

(2) The 5% and 10% assumed annual rates of stock price appreciation do not reflect actual changes in the fair market value of the Company's Common Stock since the date of grant. The information in the table is provided in accordance with the rules of the SEC regarding the disclosure of compensation of executive officers. The information is not intended to forecast possible future stock price appreciation, if any.

     Option Exercises and Values. The following table sets forth as to the persons named in the Summary Compensation Table information with respect to the number of shares of the Company's Common Stock acquired upon the exercise of stock options during the 1996 fiscal year, the value realized from such exercises, the number of shares covered by unexercised stock options held at August 31, 1996 and the value of such unexercised stock options at August 31, 1996:

              AGGREGATED OPTION EXERCISES IN 1996 FISCAL YEAR AND
                       1996 FISCAL YEAR END OPTION VALUES

                                                                         NUMBER OF
                                                                         SECURITIES
                                                                         UNDERLYING      VALUE OF UNEXERCISED
                                                                        UNEXERCISED          IN-THE-MONEY
                                                                         OPTIONS AT           OPTIONS AT
                                                            VALUE       1996 FISCAL          1996 FISCAL
                                     SHARES ACQUIRED      REALIZED        YEAR END             YEAR END
       NAME                          ON EXERCISE (#)       ($)(1)          (#)(2)               ($)(3)
-------------------                  ---------------      --------      -----------      --------------------
John P. O'Leary, Jr...............            --                --         35,000              $160,265
Brian C. Mullins..................         1,000           $19,580         30,790               259,794
James H. Brakebill................            --                --         29,750               247,977
David C. O'Leary..................            --                --         17,500                80,133

---------

(1) The value realized is the difference between the aggregate fair market value of the shares acquired on exercise and the aggregate exercise price.

(2) The outstanding stock options at 1996 fiscal year end include stock options granted under the Company's 1985 Incentive Stock Option Plan as well as stock options granted under the present plan. All the outstanding stock options at 1996 fiscal year end were exercisable.

(3) The value of unexercised in-the-money stock options is the difference between the aggregate fair market value of shares covered by stock options with an exercise price less than fair market value at 1996 fiscal year end and the aggregate exercise price of such stock options. All the outstanding stock options at 1996 fiscal year end were in-the-money except for the stock options granted on October 25, 1995.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     For information regarding transactions involving Robert W. Kampmeinert and Harold F. Reed, Jr., directors of the Company, see "Compensation Committee Interlocks and Insider Participation" below.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During the 1996 fiscal year, the members of the Compensation Committee were Thomas S. Blair (Chairman), Robert W. Kampmeinert, Harold F. Reed, Jr. and Thomas P. Woolaway.

     Robert W. Kampmeinert is the Chairman, President and Chief Executive Officer of Parker/Hunter Incorporated, an investment banking firm which rendered professional services to the Company during the 1996 fiscal year and will render professional services to the Company during the 1997 fiscal year.

     Harold F. Reed, Jr. is a partner in the law firm of Reed, Luce, Tosh, McGregor and Wolford which rendered professional services to the Company during the 1996 fiscal year and will render professional services to the Company during the 1997 fiscal year. He is also Secretary of the Company.

     Thomas P. Woolaway, a co-founder of the Company, was an officer of the Company from its formation until his retirement in 1994. He was the Chief Operating Officer of the Company at the time of his retirement.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Company's compensation program for its executive officers is administered by the Compensation Committee of the Board of Directors, all the members of which are non-employee directors. The program is composed primarily of cash compensation, consisting of base salary and a bonus, but also includes non-cash compensation in the form of stock options. Since September 1994, the Company has had four executive officers, each of whom is named in the Summary Compensation Table included in this Proxy Statement.

     Base Salary and Bonus. The base salary and bonus of each executive officer for each fiscal year is established by the Board of Directors following a recommendation by the Committee. Base salary for a fiscal year is generally determined at the end of the preceding fiscal year. Bonuses for a fiscal year are awarded after the financial results for the fiscal year have become available.

     The base salary of each executive officer depends primarily on the office and responsibilities of the executive officer and is reviewed annually. However, increases are affected by the Company's growth and financial performance as well. In determining the base salary for John P. O'Leary, Jr., the Company's Chief Executive Officer, for the 1996 fiscal year, the Committee took into account that the Company's growth in sales and earnings for the 1995 fiscal year were extraordinary. Net sales and net income for the 1995 fiscal year were Company records and increased 36.0% and 57.5%, respectively, over the net sales and net income for the 1994 fiscal year which itself had been an excellent year. Accordingly, the Committee recommended and Mr. O'Leary received an 11.1% base salary increase for the 1996 fiscal year as compared to a 9.8% increase for the preceding fiscal year. Increases in base salary for the other executive officers for the 1996 fiscal year also reflected the 1995 fiscal year financial results and ranged from 8.3% to 10.7%.

     As to bonuses, the Committee strongly believes that executive officers should have a meaningful portion of their total compensation tied to the profitability of the Company. Accordingly, financial results for a fiscal year are a primary consideration in the awarding of bonuses; but other factors, especially individual performance, have significance as well. There is no plan requiring that bonuses be paid if certain criteria are met, there is no established relationship between a bonus and base salary, and there is no formula under which established weights are given to the various factors considered. In general, the Committee compares the factors for the current year against recent prior years and acts accordingly. Net sales and net income for the 1996 fiscal year were also Company records, increasing 11.8% and 7.5%, respectively, over the net sales and net income for the 1995 fiscal year. Although the Committee was satisfied with the Company's financial results and the performance of the CEO and the other executive officers for the 1996 fiscal year, the bonuses recommended and paid for the 1996 fiscal year were less than for the prior fiscal year primarily because the growth in earnings lagged behind the growth in sales. Nonetheless, the total compensation (base salary and bonus) for each executive officer for the 1996 fiscal year exceeded the total compensation of the executive officer for the preceding fiscal year. The Committee deemed this appropriate considering the increases in sales and earnings during the 1996 fiscal year.

     The Committee has not recommended base salaries or bonuses based on compensation paid by other companies although from time to time the Committee reviews studies showing ranges of compensation for executive officers of manufacturing companies with comparable sales.

     Stock Options. Through the 1996 fiscal year, stock options have been granted by the Committee and have been the only form of long-term compensation received by the Company's executive officers. The Committee favors stock options as a long-term incentive because they match the interests of the employee-optionholder with those of the shareholders inasmuch as any value to the employee is tied directly to stock price increases. Stock options have been granted each October in recent years following release of the Company's financial results for the preceding fiscal year. The number of shares covered by each stock option grant depends on the optionee's responsibilities with the Company, as reflected by the optionee's job classification, as well as the Company's financial performance. John P. O'Leary, Jr., by virtue of his CEO position, receives a stock option for a greater number of shares than the other executive officers. In October 1995, Mr. O'Leary was granted a stock option to purchase 10,000 shares of the Company's Common Stock while the other executive officers were granted stock options for 5,000 shares. The number of shares covered by the October 1995 grants to the executive officers was greater than in prior years, reflecting the exceptional 1995 fiscal year financial results.

     As a result of an amendment to the Company's stock option plan (the 1989 Stock Incentive Plan) effective August 31, 1996, all stock options granted subsequent to that date will be granted by the Board of Directors rather than the Committee. The Committee will, however, continue to recommend stock option grants to the Board of Directors.

     Other. The executive officers may participate in the Company's Section 401(k) Plan and Common Stock Purchase Plan for Salaried Employees and will receive retirement benefits under the Company's individual account defined contribution pension plan for salaried employees. The Company provides certain perquisites and other personal benefits to certain of its employees, including its executive officers, which in the aggregate are not significant.

                                          Respectfully submitted,

                                          Thomas S. Blair, Chairman
                                          Robert W. Kampmeinert
                                          Harold F. Reed, Jr.
                                          Thomas P. Woolaway

SHAREHOLDER RETURN PERFORMANCE GRAPH

     The following line graph compares the cumulative total shareholder return on the Company's Common Stock over the 1992-1996 fiscal years with the cumulative total return of the NASDAQ Stock Market (U.S.) Index and of the Dow Jones Containers and Packaging Industry Group over the same period. The graph assumes a $100 investment on August 31, 1991 in the Company's Common Stock and in each of the indices and assumes the reinvestment of dividends.

 COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN AMONG THE COMPANY, THE NASDAQ STOCK MARKET (U.S.) INDEX AND THE DOW JONES CONTAINERS AND PACKAGING INDUSTRY
                                     GROUP

                                                                  DOW JONES
                                                                  CONTAINERS
      MEASUREMENT PERIOD         TUSCARORA       NASDAQ STOCK    AND PACKAGING
    (FISCAL YEAR COVERED)       INCORPORATED     MARKET (U.S.)   INDUSTRY GROUP
    ---------------------       ------------     -------------   -------------
1991                                100              100              100
1992                                156              108              109
1993                                123              143               99
1994                                129              149              118
1995                                207              201              135
1996                                204              226              133

         RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     On February 9, 1996, the Board of Directors appointed Ernst & Young LLP as independent public accountants to audit the financial statements of the Company and its subsidiaries for the 1997 fiscal year. Although the appointment of independent public accountants is not required to be submitted to a vote of the shareholders, the Board believes the shareholders should participate in the selection of the independent public accountants through the ratification process.

     The Board of Directors recommends a vote For the ratification of the appointment of Ernst & Young LLP and unless otherwise directed therein, the proxies solicited by the Board will be voted for the ratification of the appointment of Ernst & Young LLP. In the event the shareholders fail to ratify the appointment, the Board will consider such vote as a direction to appoint other independent public accountants for the 1998 fiscal year.

     The Company's former independent accountants, S.R. Snodgrass, A.C., audited the financial statements of the Company and its subsidiaries for the Company's 1996 fiscal year. The appointment of S.R. Snodgrass, A.C. to audit the financial statements of the Company and its subsidiaries for the 1996 fiscal year was ratified by the Company's shareholders at the Company's Annual Meeting of Shareholders held on December 14, 1995.

     The decision to change independent accountants effective with the 1997 fiscal year was recommended by the Company's management and approved by the Audit Committee of the Board of Directors. The change from S.R. Snodgrass, A.C. to Ernst & Young LLP results from the expansion of the Company's operations into foreign countries. S.R. Snodgrass, A.C. does not have operations outside of the United States. Ernst & Young LLP has been performing the required statutory audits of the Company's United Kingdom subsidiary since its formation in 1995 and the Company's Mexican subsidiaries since their formation in 1994.

     The report of S.R. Snodgrass, A.C. on the financial statements of the Company and its subsidiaries for the Company's fiscal years ended August 31, 1995 and 1996 (included in the Annual Report to Shareholders for the fiscal year ended August 31, 1996) did not contain an adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles. During the Company's fiscal years ended August 31, 1995 and 1996, there were no disagreements with S.R. Snodgrass, A.C. on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of S.R. Snodgrass, A.C., would have caused it to make a reference to the subject matter of the disagreement(s) in connection with its report.

     During the Company's fiscal years ended August 31, 1995 and 1996, S.R. Snodgrass, A.C. did not advise the Company

          (1) that the internal controls necessary for the Company to develop reliable financial statements did not exist;

          (2) that information had come to its attention that had led it to no longer be able to rely on management's representations, or that had made it unwilling to be associated with the financial statements prepared by management;

          (3) of the need to expand significantly the scope of its audit, or that information had come to its attention that, if further investigated, might (i) materially impact the fairness or reliability of either a previously issued audit report or the underlying financial statements, or the financial statements issued or to be issued governing the fiscal period(s) subsequent to the date of the most recent financial statements covered by an audit report or (ii) cause it to be unwilling to rely on management's representations or be associated with the Company's financial statements; or

          (4) that information had come to its attention that it had concluded materially impacts the fairness or reliability of either (i) a previously issued audit report or the underlying financial statements or (ii) the financial statements issued or to be issued covering the fiscal period(s) subsequent to the date of the most recent financial statements covered by an audit report.

     During the Company's fiscal years ended August 31, 1995 and 1996, neither the Company nor anyone on its behalf consulted Ernst & Young LLP regarding either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements, and neither a written report nor oral advice was provided to the Company by Ernst & Young LLP. However, as indicated above, the Company did engage Ernst & Young LLP to perform statutory audits of its subsidiaries in the United Kingdom and Mexico for its 1995 and 1996 fiscal years.

     Representatives of both S.R. Snodgrass, A.C. and Ernst & Young LLP will be present at the Annual Meeting. The representatives will have the opportunity to make a statement if they choose to do so and will be available to respond to appropriate questions.

VOTE REQUIRED

     Under Pennsylvania law, the affirmative vote of a majority of the votes cast at the Annual Meeting by the holders of the Company's Common Stock voting in person or represented by proxy and entitled to vote, a quorum being present, is necessary for the ratification of the appointment of Ernst & Young LLP. An abstention from voting by a shareholder present in person or represented by proxy and entitled to vote is not a vote cast "for" or "against" the proposal and is therefore not counted in determining whether the required vote for ratification has been obtained.

                                 OTHER MATTERS

     No business other than that set forth above is expected to come before the Annual Meeting or any adjournment thereof. Should other business properly come before the Meeting or any adjournment thereof, the proxy holders will vote upon the same according to their discretion and best judgment.

                            EXPENSES OF SOLICITATION

     The cost of solicitation of proxies for the Annual Meeting will be paid by the Company. In addition to the solicitation of proxies by mail, the officers and regular employees of the Company may solicit proxies in person or by telephone or telegraph. Brokerage houses and other nominees, custodians or fiduciaries will forward proxy soliciting material and the Company's Annual Report to Shareholders for the fiscal year ended August 31, 1996 to the beneficial owners of the shares of the Company's Common Stock held of record by them, and the Company will reimburse these record holders for their reasonable out-of-pocket expenses incurred in so doing.

                           1997 SHAREHOLDER PROPOSALS

     A proposal submitted by a shareholder for the regular annual meeting of shareholders to be held in 1997 must be received by the Secretary, Tuscarora Incorporated, 800 Fifth Avenue, New Brighton, Pennsylvania 15066 on or prior to July 18, 1997 in order to be eligible for inclusion in the Company's Proxy Statement for that annual meeting.

                                          By Order of the Board of Directors,

                                                  Harold F. Reed, Jr.,
                                                       Secretary

                                                                        PROXY

                             TUSCARORA INCORPORATED

                      SOLICITED BY THE BOARD OF DIRECTORS
                     for the Annual Meeting of Shareholders

             Pittsburgh Airport Marriott, Parkway West, Coraopolis,
                         Allegheny County, Pennsylvania
           Wednesday, December 18, 1996, 10:30 A.M., Pittsburgh time

        The undersigned shareholder of Tuscarora Incorporated (the"Company") hereby appoints John P. O'Leary, Jr., Harold F. Reed, Jr. and Brian C. Mullins, and each of them acting individually, as proxies of the undersigned to vote at the Annual Meeting of Shareholders of the Company to be held December 18, 1996, and at all adjournments thereof, all the shares of Common Stock of the Company which the undersigned may be entitled to vote, on the matters set forth on the reverse side of this proxy and, in their discretion, upon any other business which may properly come before the Meeting.

        The undersigned shareholder hereby revokes all previous proxies for the Annual Meeting, acknowledges receipt of the Notice of Annual Meeting and Proxy Statement, both dated November 15, 1996, and of the Annual Report to Shareholders for the 1996 fiscal year, and hereby ratifies all that said proxies may do by virtue hereof.

        THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER. IF NO DIRECTION IS GIVEN, THE SHARES WILL BE VOTED "FOR" ITEMS 1 AND 2.

                (Continued, and to be signed, on the other side)


                              FOLD AND DETACH HERE


                                                                                                        Please mark
                                                                                                        your votes as     [ X ]
                                                                                                        indicated in
                                                                                                        this example
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1 AND 2

Item 1--The election of Directors for a three year term expiring at the annual meeting of shareholders in 1999.

   FOR                        Withhold             Nominees: Thomas S. Blair, Jeffrey L. Leininger and Thomas P. Woolaway.
all Nominees                 Authority             A vote FOR includes discretionary authority to vote for a substituted nominee
(except as                  to Vote for            if any of the nominees listed becomes unable to serve or for good cause will not
indicated)                  all Nominees           serve. (To withhold authority to vote for any individual nominee, print that
  [    ]                       [    ]              nominee's name on the line below.)


                                                   -----------------------------------------------------------------------------

Item 2--The ratification of the appointment of Ernst & Young LLP as independent public accountants to audit the financial statements of the Company and its subsidiaries for the 1997 fiscal year.

         For              Against         Abstain
        [    ]            [    ]          [    ]


                                                                        Please date and sign below exactly as your name appears on this card. If you are acting as attorney, executor,
                                                                        administrator, guardian or trustee, please so indicate
                                                                        with your full title when signing. Corporate holders should sign in full corporate name by duly authorized officer.
                                                                        If shares are held jointly, each shareholder named should
                                                                        sign.

                                                                        Dated                                              , 1996
                                                                              ---------------------------------------------

                                                                        ----------------------------------------------------------

                                                                        ----------------------------------------------------------
                                                                                  With respect to the Annual Meeting

                                                                              I/We will attend       I/We will not attend


                                                        FOLD AND DETACH HERE


                                            PLEASE INDICATE IN THE SPACE PROVIDED ABOVE
                                       WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING.


                                         YOU ARE URGED TO PROMPTLY RETURN THIS PROXY IN THE
                                       ENCLOSED ENVELOPE WHETHER OR NOT YOU EXPECT TO ATTEND
                                      THE ANNUAL MEETING IN PERSON SO THAT YOUR SHARES MAY BE
                                       VOTED IN ACCORDANCE WITH YOUR WISHES AND IN ORDER THAT
                                      THE PRESENCE OF A QUORUM MAY BE ASSURED AT THE MEETING.



                                                            November 15, 1996

TO: Participants in the Tuscarora Incorporated
    Common Stock Purchase Plan for Salaried Employees

Dear Participant:

In accordance with Section 12 of the Tuscarora Incorporated Common Stock Purchase Plan for Salaried Employees (the "Plan"), Mellon Bank, N.A., as record holder of the shares of Common Stock of Tuscarora Incorporated ("Tuscarora") in which you have a beneficial interest under the Plan, will vote your shares at the Annual Meeting of Shareholders of Tuscarora to be held on December 18, 1996, and at any adjournment thereof, in accordance with your written direction. Enclosed are the Notice of Annual Meeting and Proxy Statement, both dated November 15, 1996, and the Annual Report to Shareholders for the 1996 fiscal year.

If you wish to instruct us in the voting of your shares, you may sign on the reverse side exactly as your name appears thereon and date and return this card in the enclosed envelope. By doing so, you are directing us to execute and file a proxy IN THE FORM SOLICITED BY THE BOARD OF DIRECTORS OF TUSCARORA, authorizing the proxies therein appointed to vote your shares at the Annual Meeting on the matters set forth on the reverse side and, in their discretion, upon any other business which may properly come before the Annual Meeting. The Board of Directors of Tuscarora recommends a vote FOR Items 1 and 2 and your shares will be so voted unless you otherwise indicate.


                                                     MELLON BANK, N.A.

                (Continued, and to be signed, on the other side)


                              FOLD AND DETACH HERE

                                                                                                   Please mark
                                                                                                   your votes as     [ X ]
                                                                                                   indicated in
                                                                                                   this example


Item 1--The election of Directors for a three year term expiring at the annual meeting of shareholders in 1999.

   FOR                        Withhold             Nominees: Thomas S. Blair, Jeffrey L. Leininger and Thomas P. Woolaway.
all Nominees                 Authority             A vote FOR includes discretionary authority to vote for a substituted nominee
(except as                  to Vote for            if any of the nominees listed becomes unable to serve or for good cause will not
indicated)                  all Nominees           serve. (To withhold authority to vote for any individual nominee, print that
  [    ]                       [    ]              nominee's name on the line below.)


                                                   -----------------------------------------------------------------------------

Item 2--The ratification of the appointment of Ernst & Young LLP as independent public accountants to audit the financial statements of the Company and its subsidiaries for the 1997 fiscal year.

          For             Against         Abstain
        [    ]            [    ]          [    ]


                                                                        Please date and sign below exactly as your name appears on this card. If shares are held jointly, each shareholder
                                                                        named should sign.

                                                                        Dated                                              , 1996
                                                                              ---------------------------------------------

                                                                        ----------------------------------------------------------

                                                                        ----------------------------------------------------------


                                                        FOLD AND DETACH HERE


                                      YOUR VOTE IS IMPORTANT TO US. PLEASE COMPLETE, DATE AND
                                                   SIGN THE ABOVE PROXY CARD AND
                                          RETURN IT PROMPTLY IN THE ACCOMPANYING ENVELOPE.

